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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
PracticeWorks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

        You are cordially invited to attend the first Annual Meeting of Stockholders of PracticeWorks, Inc. to be held on Thursday, July 25, 2002, at 11:00 a.m., local time, at our offices located at 1765 The Exchange, Atlanta, Georgia 30339. At this meeting, you will be asked to consider and approve the election of four members of the Board of Directors and the ratification of Ernst & Young LLP as our independent auditors for 2002.

        Stockholders eligible to vote at this meeting may vote their shares by using the Internet as well as by mailing in their proxies in the traditional manner. Instructions for using Internet voting are set forth on the enclosed proxy card. If you prefer to use the mail, please mark your votes on the enclosed proxy card, sign and date it and mail it using the enclosed envelope.

        We look forward to seeing you at our annual meeting.

Sincerely,

Richard E. Perlman Chairman of the Board

June 27, 2002

PRACTICEWORKS, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING

         PracticeWorks, Inc. (the "Company" or "PracticeWorks") will hold its Annual Meeting of Stockholders on Thursday, July 25, 2002, at 11:00 a.m., local time, at its headquarters offices, 1765 The Exchange, Atlanta, Georgia 30339. This is the Company's first annual meeting of stockholders since PracticeWorks became a separate and independent public company after its spin-off from its former parent, VitalWorks Inc. (formerly InfoCure Corporation), on March 5, 2001. At the meeting, we will ask the stockholders to consider the following items of business:

  1.
  Election of Class I directors for the two-year balance of their terms and election of Class II directors for a term of three years.

  2.
  Ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2002.

  3.
  Such other matters as may properly come before the meeting, and any adjournment or postponement.

        We more fully describe these items in our proxy statement attached to this notice. You are entitled to vote at the Annual Meeting (or any adjournment thereof) if you were a stockholder of record at the close of business on June 20, 2002. Your vote is important, but you can only vote by returning a signed proxy card to us, voting over the Internet or otherwise arranging to have your shares represented at the meeting.

By order of the Board of Directors,

Richard E. Perlman Chairman

Atlanta, Georgia
June 27, 2002

        IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR SHARES BY MAIL WITH THE ENCLOSED PROXY CARD OR BY INTERNET SO THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE VOTE IS TAKEN.

PRACTICEWORKS, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PRACTICEWORKS, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

        PracticeWorks will first mail this Proxy Statement and the accompanying form of proxy card on or about June 27, 2002, to stockholders eligible to vote at the Company's 2002 Annual Meeting of Stockholders. Stockholders of record as of the close of business on the record date of June 20, 2002, will be entitled to vote at the meeting. As of June 20, 2002, we had 17,410,050 shares of common stock outstanding and entitled to vote. A majority of the shares of outstanding common stock represented at the meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Each share of common stock of the Company entitles the holder to one vote. We had no other class of stock outstanding with rights to vote at this meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present, but they will not affect the outcome of the vote for election of directors.

        The Company is including with this Proxy Statement a copy of its 2001 Annual Report to Stockholders, which includes PracticeWorks' Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 2001. Additional copies of the 2001 Annual Report to Stockholders are available upon request of stockholders of record or persons who can represent that they were beneficial owners of our common stock on the record date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s). Any request for a copy of the 2001 Annual Report to Stockholders or exhibits to the Form 10-K should be in writing addressed to Sue Griffin, Vice President of Corporate Communications, PracticeWorks, Inc., 1765 The Exchange, Suite 200, Atlanta, Georgia 30339.

PROPOSAL ONE—ELECTION OF DIRECTORS

Nominees

        The number of members of the Company's Board of Directors is set by the Board from time to time, and it currently is fixed at six members. The directors are divided into three classes, which, after their initial terms, will each have terms of three years. The initial terms of the classes of directors is set forth in the Company's Certificate of Incorporation. The initial term of the Class I director was set to expire at the annual meeting of stockholders in 2001, and the initial term of Class II directors is set to expire at the annual meeting of stockholders in 2002. Accordingly, the current term of the Class II directors will expire at this Annual Meeting of Stockholders, and nominees for two directors in Class II are proposed for election at this meeting. Because the Company did not hold an annual meeting of stockholders in 2001, the sole Class I director remained in office until this meeting. Nominees for two seats in Class I are proposed for election at this meeting. The initial term of the directors in Class III expires at the annual meeting of stockholders in 2003, so those directors are not subject to election at this meeting.

        The Board has nominated and unanimously recommends the election of the following persons to be directors of the Company in the class indicated. Class I directors will have a term that expires at the annual meeting of stockholders in 2004. Class II directors will have a term that expires at the annual meeting of stockholders in 2005. Under the Company's by-laws, directors are elected by a plurality of the votes cast. Below is information about each of the nominees for election at this meeting. The nominees have indicated they will serve if elected, but if one or more of the nominees becomes unavailable to accept their nomination or election as a director, then the persons named as proxies on the enclosed proxy card will vote your shares for the election of a replacement nominee of the Board of Directors, if the Board should recommend one.

        Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the nominees for director specified herein, and, in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

  Class I Directors

James C. Davis, D.M.D.

        James C. Davis, D.M.D., age 54, has served as our Executive Vice President since our formation in August 2000 and as a director since March 2001. Dr. Davis manages our e-commerce operations. Dr. Davis served as Chairman of VitalWorks' orthodontic group from February 1999 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off of PracticeWorks. He was a practicing orthodontist for the past 25 years and, in 1982, was a co-founder of OMSystems, Inc., the largest orthodontic practice management software company in North America, which VitalWorks acquired in February 1999. Dr. Davis received a D.M.D. from the University of Alabama School of Dentistry and a Certificate of Orthodontics from the UCLA School of Dentistry. Dr. Davis previously served as president of the Georgia Association of Orthodontists.

William R. Jellison

        William R. Jellison, age 44, has been a director of PracticeWorks since March 2001. He is currently the Senior Vice President and Chief Financial Officer of DENTSPLY International, Inc. a developer and manufacturer of products for the dental market. He joined DENTSPLY in April of 1998 and has responsibility for worldwide Finance and Information Technology. Prior to joining DENTSPLY, Mr. Jellison had an eighteen-year career with the Donnelly Corporation, an automotive OEM supplier, where he served in a number of positions with increasing responsibilities, including Vice President of Finance, Treasurer and Corporate Controller. A Certified Management Accountant, Mr. Jellison earned his B.A. in business administration from Hope College in Michigan.

  Class II Directors

James K. Price

        James K. Price, age 44, has been our President and Chief Executive Officer and a director since our formation in August 2000. Mr. Price was a founder of VitalWorks and served as its executive vice president and secretary from its inception in November 1996 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off. Mr. Price served as executive vice president of American Medcare from 1996 until 1997 and was vice president from 1993 to 1995. Mr. Price co-founded International Computer Solutions and served as its executive vice president since 1994, as vice president from 1987 to 1994 and as president from 1985 to 1987. American Medcare and International Computer Solutions merged into VitalWorks in July 1997. In addition, from 1991 to 1993, Mr. Price was a vice president of Newport Capital. From 1983 to 1985, Mr. Price was healthcare sales manager of Executive Business Systems, a practice management systems supplier, and from 1981 to 1983 was with Moore Business Systems. Mr. Price holds a B.A. in Marketing from the University of Georgia.

Raymond H. Welsh

        Raymond H. Welsh, age 70, has been a director of PracticeWorks since March 2001. Prior to the spin-off, he served on the Board of Directors of VitalWorks. Since January 1995, Mr. Welsh has been a Senior Vice President of UBS/PaineWebber, Incorporated. Mr. Welsh is a Trustee of the University of Pennsylvania, The University of Pennsylvania Health System, and Chairman of the Medical Center and

HealthSystem's Creating the Future of Medicine Campaign. Mr. Welsh received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

DIRECTORS CONTINUING IN OFFICE

        Below is information about the directors in Class III who are continuing in office and are not subject to a vote at this annual meeting. Class III directors will be elected at the Company's next annual meeting that follows this one.

  Class III Directors (not subject to election at this meeting)

Richard E. Perlman

        Richard E. Perlman, age 56, has been Chairman of the Board since our formation in August 2000. Mr. Perlman served as VitalWorks' chairman and treasurer from December 1997, and as a director of VitalWorks from March 1997 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off. From December 1997 until October 1998, Mr. Perlman also served as VitalWorks' chief financial officer. Mr. Perlman is the founder of Compass Partners, L.L.C., a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies, and has served as its president since its inception in May 1995. From 1991 to 1995, Mr. Perlman was executive vice president of Matthew Stuart & Co., Inc., an investment banking firm. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from the Columbia University Graduate School of Business.

William A. Shutzer

        William A. Shutzer, age 55, has been a director of PracticeWorks since March 2001. Since October 2000, he has been a Managing Director of Lehman Brothers, Inc. From September 1999 until September 2000, Mr. Shutzer was a Partner in Thomas Weisel Partners, LLC, an investment banking firm. From October 1996 to the end of December 1997, he was President of Furman Seiz, Inc., an investment banking firm, and from January 1998 until September 1999, he was chairman of ING Barings LLC's Investment Banking Group. From March 1994 to October 1996, he was Executive Vice President of Furman Seiz, Inc. From September 1978 until February 1994, Mr. Shutzer was a Managing Director of Lehman Brothers and its predecessors. Mr. Shutzer is currently a director of Tiffany & Co., Blount International, Inc., and INT Media Group, Inc. Mr. Shutzer received a B.A. from Harvard University and an MBA from the Harvard Graduate School of Business.

GENERAL INFORMATION

Board of Directors

        The Board of Directors of PracticeWorks is responsible for the overall management of the business and affairs of the Company. By resolution of the Board, the size of the Board has been set at six members. During 2001, the Board held five meetings, at each of which all directors in office were in attendance. The Board of Directors is assisted in its duties by several committees to which the Board has delegated certain authority. The Board has an Audit Committee and a Compensation Committee.

        The members of the Audit Committee are the Company's independent directors William A. Shutzer, William R. Jellison and Raymond H. Welsh. The Audit Committee met four times during 2001. All members of the Audit Committee attended all meetings during 2001. The Audit Committee reviews, acts on and reports to the Board of Directors on various auditing and accounting matters, including the election of our independent auditors, the scope of our annual audits, fees to be paid to the independent auditors, the performance of our independent auditors and our accounting practices and controls.

        Two members of the Board comprise the Compensation Committee: William A. Shutzer and Raymond H. Welsh. The two members attended four meetings of the Compensation Committee in 2001. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees. The Committee also administers the Company's incentive compensation and benefit plans.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationships currently exist, or have existed between our compensation committee and the board of directors or compensation committee of any other company.

Director Compensation

        PracticeWorks' directors do not currently receive cash compensation for their services as directors, but are reimbursed for their reasonable and necessary expenses for attending Board and Board committee meetings. Members of the Board who are not PracticeWorks' employees, or employees of any parent, subsidiary or affiliate of PracticeWorks, are still eligible to participate in PracticeWorks' stock option plan. In April 2001, directors who were not employees received options to purchase up to 5,000 shares of common stock with an exercise price set at fair market value at the time of grant. One half of the options vest after one year and the remainder after two years of service. The Company has adopted a plan under which directors who are not employees of the Company will receive each year options to purchase up to 10,000 shares of common stock with those same pricing and vesting terms. The plan included a one-time additional grant in 2002 of options to purchase 5,000 shares.

Limitations on Liability and Indemnification of Officers and Directors

        PracticeWorks' certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, PracticeWorks' certificate of incorporation and bylaws provide that PracticeWorks will indemnify PracticeWorks' directors and officers to the fullest extent permitted by Delaware law.

Executive Officers

        The executive officers of PracticeWorks are as follows:

Name	Position
Richard E. Perlman	Chairman of the Board
James K. Price	President and Chief Executive Officer
James C. Davis	Executive Vice President
James A. Cochran	Senior Vice President, Chief Financial Officer and Assistant Secretary
Wesley J. Campbell	Vice President of Operations
C. Lamar Roberts	Vice President of Sales and Marketing

        James A. Cochran, age 54, has served as our Senior Vice President and Chief Financial Officer since our formation in August 2000. He served as our Secretary from August 2000 to October 2001 and as Assistant Secretary from that time to present. He was VitalWorks' chief financial officer from August 1999 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off. From 1992 until joining VitalWorks, Mr. Cochran was a member of the accounting firm of BDO Seidman, LLP, serving as a partner since 1995. Mr. Cochran is a Certified Public Accountant. Mr. Cochran received a B.B.A. in Accounting and an M.B.A. in Corporate Finance from Georgia State University.

        Wesley J. Campbell, age 36, is our Vice President of Operations and has served as such since May 2002. Prior to his recent appointment, Mr. Campbell served as Vice President of Client Services since August 2000, when PracticeWorks was formed. Mr. Campbell joined VitalWorks in October 1997 as Vice President of Systems Engineering. He previously served as General Manager for CCI, a Miami-based practice management company acquired by VitalWorks in 1997.

        C. Lamar Roberts, age 43, serves as our Vice President of Sales and Marketing and has since our formation in August 2000. He joined VitalWorks in August 1998 and served as the President of VitalWorks' Physicians Office Division until August 2000. Prior to joining VitalWorks, Mr. Roberts was Sales Director at United States Surgical, a division of Tyco International. Mr. Roberts received a B.S. from Presbyterian College.

        For more information with respect to Messrs. Perlman, Price and Davis, please see the sections entitled "Nominees" and "DIRECTORS CONTINUING IN OFFICE" above.

Section 16 (a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms furnished to us and written representations from the executive officers and directors of PracticeWorks, we believe that Messrs. Jellison, Shutzer and Welsh were late filing Form 5 to report one stock option grant under our stock option plan; and that Messrs. Perlman, Price and Cochran were late filing their Form 5s each to report a stock option cancellation and a restricted stock grant under our stock option plan.

Certain Relationships and Related Transactions.

        On March 7, 2001, PracticeWorks acquired the membership interests of SoftDent, LLC, or InfoSoft, the practice management subsidiary of Ceramco, Inc. ("Ceramco"), a wholly-owned subsidiary of DENTSPLY International, Inc. ("DENTSPLY"). Mr. Jellison, one of our directors, is an executive officer of DENTSPLY. The estimated fair value of aggregate consideration was approximately $25.5 million, represented by 32,000 shares of the Company's series A convertible preferred stock valued at $21.0 million (net of $11.0 million discount), cash consideration of $1.5 million, notes payable of approximately $2.0 million, and transaction costs of $1.0 million. On June 13, 2002, the Company reacquired from Ceramco all outstanding shares of series A convertible preferred stock for $15.0 million in cash and the issuance to Ceramco of 967,742 shares of common stock and a warrant to purchase an additional 450,000 shares at $15.50 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of June 20, 2002, as to shares of our common stock held by persons known to us to be the beneficial owners of more than five percent of our common stock:

Name and Address of Beneficial Owner of Class	Amount of Beneficial Ownership	Percent
Ceramco, Inc. 570 W. College Ave. York, PA 17404	1,417,742*	8.14%

*
Includes 450,000 shares that may be acquired at any time until June 12, 2009, pursuant to the exercise of warrants.

        The following table sets forth information, as of June 20, 2002, as to shares of our common stock held by (1) our named executive officers and directors and (2) our named executive directors and directors as a group. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, PracticeWorks believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name of beneficial owner	Number of shares beneficially owned	Percentage(1)
Richard E. Perlman	468,624 (2)	2.7%
James K. Price	556,755 (3)	3.2%
James C. Davis	342,630 (4)	2.0%
James A. Cochran	35,077 (5)	*
C. Lamar Roberts	88,131 (6)	*
William R. Jellison	5,000 (7)	*
Raymond H. Welsh	82,260 (8)	*
William A. Shutzer	162,000 (9)	*
All executive officers and directors as a group (9 persons)	1,740,477(10)	9.7%

*
Less than one percent.

(1)
The percentages shown are based on 17,410,050 shares of our common stock outstanding on June 20, 2002, plus the number of shares shown as beneficially owned by each beneficial owner in the table above includes shares that can be acquired by that beneficial owner through stock option exercises within 60 days of June 20, 2002. In calculating the percentage owned by each beneficial owner, we assumed that all shares issuable upon exercise of options within 60 days of June 20, 2002 are exercised by that person. The total number of shares outstanding used in calculating the percentage owned assumes no exercise of options held by other beneficial owners.

(2)
125,811 of these shares are owned by two limited liability companies, one of which is a general partner of the other, and Mr. Perlman is a principal and owns a majority interest in the general partner. 23,801 of these shares are owned by a limited partnership of which Mr. Perlman is a general partner. 150,090 of the shares may be acquired pursuant to the exercise of options.

(3)
1,612 of these shares are owned by Mr. Price's brother. Mr. Price maintains voting control over these shares. 150,090 of the shares may be acquired pursuant to the exercise of options.

(4)
4,950 of these shares are held in trust for the benefit of relatives of Dr. Davis. Dr. Davis has control over these shares. 86,302 of the shares may be acquired pursuant to the exercise of options.

(5)
34,081 of these shares may be acquired pursuant to the exercise of options.

(6)
86,973 of these shares may be acquired pursuant to the exercise of options.

(7)
All 5,000 shares may be acquired pursuant to the exercise of options.

(8)
24,010 of these shares may be acquired pursuant to the exercise of options.

(9)
5,000 of these shares may be acquired pursuant to the exercise of options.

(10)
585,073 of these shares may be acquired pursuant to the exercise of options.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

        In 2001, the Compensation Committee consisted of Messrs. Shutzer and Welsh. It is the Compensation Committee's responsibility to:

  —
  establish the compensation policies applicable to the executive officers and determine the annual compensation of each executive officer;

  —
  exercise all rights, authority and functions of the Board of Directors under the various stock incentive plans; and

  —
  perform such other duties as the Board of Directors from time to time may direct.

        In performing these duties, we consider recommendations from management along with other factors. The Compensation Committee also consulted for certain matters with an executive compensation consultant who was made available to them.

THE COMPENSATION COMMITTEE'S PHILOSOPHY

        Our philosophy on establishing executive compensation is to:

  —
  foster a high-performance culture that motivates and retains high-performing executives; and

  —
  create a comprehensive incentive compensation plan which includes a combination of stock-based and cash compensation.

        In implementing this philosophy, we establish executive compensation policies based on current corporate performance, the potential for future performance gains, whether stockholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national companies having similar revenues and number of employees. We evaluate these factors for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. PracticeWorks' compensation package for its officers includes a combination of salary, bonus, stock option grants and restricted stock awards. We believe that stock-based compensation in the form of stock option grants are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and present the best opportunity for us to establish executive compensation that will foster the overall development of PracticeWorks. Accordingly, we bias our compensation for executive officers in favor of stock options rather than cash compensation in the form of salaries or bonuses. We believe our executive compensation provides an overall level of compensation opportunity that is competitive with companies in our industry of comparable size and complexity.

        During 2001, PracticeWorks' compensation consultant presented a report regarding PracticeWorks' executive officer compensation package to the Board of Directors and the Compensation Committee and consulted with the Board of Directors and the Committee regarding appropriate compensation for executive officers. The Committee considered the report and recommendation of this consultant in setting base salaries and targets upon which bonuses would be based for our top executives in 2001.

        Base Salary. Base salaries for PracticeWorks' executive officers are established under employment contracts. We review and approve these salaries annually. In determining base salaries, we take into consideration competitive market practices and each individual's role and responsibilities in the organization. Because our overall compensation philosophy is to link executive compensation with increases in stockholder value by providing a substantial portion of overall compensation in the form of stock options, our objective in setting base salaries is generally to provide total cash compensation at a level that is below the median for comparable companies.

        Bonus. We award our executive officers discretionary bonuses. These bonuses reflect the individual's specific responsibilities, experience and overall performance as well as the performance of PracticeWorks during the year. Consistent with our overall compensation philosophy, the amount of bonuses awarded is set such that total cash compensation to our executives, including bonuses, is at or below the median for comparable companies.

        Stock Option Grants and Restricted Stock Awards. The grant of stock options and restricted stock is designed to align the interests of executive officers with those of stockholders in PracticeWorks' long-term performance. Options granted to our executive officers have an exercise price equal to at least 100% of the fair market value of PracticeWorks' common stock on the date of grant and expire not later than ten years from the date of grant. Restricted stock awards have a vesting period of ten years from the date of grant. During 2001, it was the practice of the Committee to grant stock options that generally vest over a three to four-year period from the date of the grant. Option awards for our executive officers are based on our assessment of the contributions to PracticeWorks of each officer and recommendations of the Chief Executive Officer for officers other than the Chief Executive Officer. We believe the stock option and restricted stock awards, combined with previous stock option awards and cash compensation to the executive officers, provide overall compensation that is competitive with comparable companies in our industry.

        Chief Executive Officer Compensation. We followed the same policies described above in setting the compensation package for the individual that served as our Chief Executive Officer in 2001. Mr. Price has served as our Chief Executive Officer under an employment contract dated March 5, 2001. Mr. Price's compensation for 2001 consisted of an annual base salary of $350,000. Mr. Price also received a restricted stock award for 52,331 shares in connection with his agreement to cancel certain options to acquire 209,322 shares of common stock. Mr. Price did not receive a bonus for 2001. We believe this combination of base salary and restricted stock award provided compensation that was consistent with our overall executive compensation philosophy.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

        Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The

Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under the Company's stock incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company's stock incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee:
Raymond H. Welsh William A. Shutzer

Summary Compensation Table

        The following table summarizes compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of its other four most highly compensated executive officers for services rendered to the Company and its subsidiaries (collectively, the "named executive officers") during its most recent fiscal year. Also included in the table is comparable compensation information for those individuals for fiscal years 2000 and 1999, during which time the Company operated as a division of VitalWorks (then InfoCure). In the case of Messrs. Perlman, Price and Cochran for periods prior to the spin-off, the services rendered were also for the benefit of VitalWorks. The principal positions shown in the table are as of and after the date of the spin-off.

LONG-TERM COMPENSATION AWARDS
ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION					OTHER ANNUAL COMPENSATION(1)		RESTRICTED STOCK AWARDS(2)	SECURITIES UNDERLYING OPTIONS/SARS(2)	ALL OTHER COMPENSATION(3)
	YEAR	SALARY	BONUS
Richard E. Perlman Chairman of the Board	2001 2000 1999	$350,000 215,833 120,000	$	— — 23,500	$	— — 17,380	$313,836 — —	— 570,407 209,179	$10,200 8,970 4,000
James K. Price Chief Executive Officer and President	2001 2000 1999	350,000 209,375 125,000		— 4,000 19,500		— — 19,452	313,986 — —	— 570,455 209,227	10,200 10,000 9,600
James C. Davis (4) Executive Vice President	2001 2000 1999	250,000 177,083 109,375		— 20,030 20,000		— 18,000 14,000	— — —	— 332,805 1,615	10,200 6,214 —
James A. Cochran (5) Senior Vice President, Chief Financial Officer and Assistant Secretary	2001 2000 1999	175,000 145,334 52,083		— 25,000 —		18,000 18,000 7,660	213,876 — —	— 118,872 142,589	10,200 — —
C. Lamar Roberts(6) Vice President of Sales and Marketing	2001 2000 1999	180,000 132,917 —		28,500 67,500 —		— — —	— — —	110,000 95,107 —	10,200 10,000 —

(1)
The amounts presented for 2001 include an automobile allowance in the amount of $12,000 and compensation for business expenses in amount of $6,000 for Mr. Cochran. The amounts presented for 2000 include an automobile allowance in the amount of $12,000 for each of Dr. Davis and Mr. Cochran and compensation for business expenses in the amount of $6,000 for each of Dr. Davis and Mr. Cochran. The amounts presented for 1999 include an automobile allowance in the amount of $11,380 for Mr. Perlman, $13,452 for Mr. Price, $9,500 for Dr. Davis and $5,000 for Mr. Cochran and compensation for business expenses in the amount of $6,000 for each of Messrs. Perlman and Price, $4,500 for Dr. Davis and $2,500 for Mr. Cochran. The compensation set forth in this column does not include compensation in the form of perquisites or other personal benefits for Messrs. Perlman, Price and Roberts in fiscal years 2001 and 2000 and Dr. Davis in 2001, because such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for Mr. Perlman and Mr. Price for such years.

(2)
Options for approximately 209,300 shares held by each of Messrs. Perlman and Price and options for approximately 143,000 shares held by Mr. Cochran were cancelled on October 4, 2001 in exchange for restricted stock grants structured as deferred compensation. Mr. Perlman was granted rights to 52,306 shares, Mr. Price 52,331 shares, and Mr. Cochran 35,646 shares. The number of shares underlying options for these officers for 1999 given in this table do not reflect the subsequent cancellation of those options.

(3)
The amounts presented represent VitalWorks' contribution to the 401(k) savings plan.

(4)
Dr. Davis joined VitalWorks in February 1999.

(5)
Mr. Cochran joined VitalWorks in August 1999.

(6)
Mr. Roberts joined PracticeWorks in August 2000.

Other Compensation Information

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning stock options granted by the Company to the named executive officers during fiscal 2001, excluding options for Company common stock issued in exchange for options to acquire VitalWorks common stock held prior to the spin-off. The Company has granted no stock appreciation rights.

INDIVIDUAL GRANTS

POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
NUMBER OF SHARES OF COMMON STOCK UNDERLYING OPTIONS GRANTED
% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN 2001
NAME			EXERCISE PRICE ($/SHARE)(1)	EXPIRATION DATE
					5%($)	10%($)
Richard E. Perlman	—	—%	$—	—	$—	$—
James K. Price	—	—	—	—	—	—
James C. Davis	—	—	—	—	—	—
James A. Cochran	—	—	—	—	—	—
C. Lamar Roberts	110,000	11.8	6.00	10/04/11	415,070	1,051,870

(1)
All options were granted with exercise prices equal to or in excess of the fair market value of the common stock on the date of grant as determined by the Board of Directors.

        Exchange of Stock Options in the Spin-Off. In connection with the spin-off, the Company's officers and employees were allowed to exchange their InfoCure (VitalWorks) stock options for stock options of the Company having an aggregate intrinsic value (the spread between the market value and exercise price of the option shares) equal to the aggregate intrinsic value of the InfoCure stock options exchanged immediately prior to the spin-off and an exercise price that maintained the ratio of the exercise price per share to the market value per share of the InfoCure stock options exchanged immediately prior to the spin-off. All of the named executive officers exchanged their outstanding InfoCure stock options for the Company's stock options in connection with the spin-off. For these PracticeWorks stock options, the exercise price and the number of shares of PracticeWorks common stock subject to each option were determined by adjusting the exercise price and the number of shares subject to the corresponding InfoCure stock option exchanged under an adjustment formula, designed to preserve the aggregate intrinsic value and exercise price to market value relationship referred to above, based on the relationship between the trading prices on the NASDAQ of InfoCure common stock and PracticeWorks common stock trading on the American Stock Exchange on the date of the spin-off. Other than the adjustment of the exercise price and the number of shares subject to each option, the terms of the PracticeWorks stock options received in exchange for InfoCure stock options are the same as the terms of the InfoCure stock options for which they were exchanged. The PracticeWorks stock options issued in exchange for InfoCure stock options were issued under the Company's 2000 Stock Option Plan.

        The number of PracticeWorks stock options received by each of the named executive officers in exchange for InfoCure stock options and the average weighted exercise price per share were as follows: Richard E. Perlman, 847,783 options, $15.96 average weighted exercise price; James K. Price, 851,913 options, $15.88 average weighted exercise price; James C. Davis, 334,420 options, $9.43 average weighted exercise price; James A. Cochran, 261,463 options, $23.47 average weighted exercise price; and C. Lamar Roberts, 152,191 options, $11.47 average weighted exercise price. As discussed below, some of these options received by Messrs. Perlman, Price and Cochran were cancelled as of October 4, 2001.

        Cancellation of Options for Restricted Stock Grants. In October 2001, Messrs. Perlman, Price and Cochran agreed with the Company to cancel some of their converted InfoCure options, and each received in exchange a restricted stock grant under the Company's 2000 Stock Option Plan. The restricted stock grants are structured as deferred compensation to these officers. The grants vest ratably on each anniversary over ten years, with acceleration of vesting of all shares upon termination of employment and change of control of the Company. No shares are issued under the grant until they have become vested and the recipient's employment with the Company terminates. Mr. Perlman agreed to cancel options on 209,226 shares of common stock in exchange for a restricted grant of 52,306 shares; Mr. Price agreed to cancel options on 209,322 shares in exchange for a restricted grant of 52,331 shares; and Mr. Cochran agreed to cancel options on 142,589 shares in exchange for a restricted grant of 35,646 shares.

Aggregated Option Exercises in Last Fiscal Year and Year-end Option Value Table

        Shown below is information with respect to the number of InfoCure shares acquired upon exercise of stock options and the aggregate gains realized on exercises during 2001 for the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by these executive officers on December 31, 2001 and the aggregate gains that would have been realized had these options been exercised on December 31, 2001, even though these options were not exercised, and the unexercisable options could not have been exercised at that time.

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FISCAL YEAR-END		VALUE OF UNEXERCISED IN THE MONEY OPTIONS AT FISCAL YEAR-END(1)
NAME	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Richard E. Perlman	45,922	$125,826	142,590	450,045	$86,980	$389,487
James K. Price	51,080	139,959	142,590	450,921	86,980	385,288
James C. Davis	—	—	83,177	251,343	50,738	152,473
James A. Cochran	—	—	29,706	89,216	18,121	54,491
C. Lamar Roberts	—	—	86,222	170,075	115,711	376,904

(1)
Based on the December 28, 2001, $9.95 closing price for PracticeWorks common stock on the American Stock Exchange.

Employment Agreements

        In connection with the spin-off, PracticeWorks entered into three-year employment agreements with Richard E. Perlman, James K. Price, James C. Davis and James A. Cochran, and in May 2001 it entered into a two-year employment agreement with C. Lamar Roberts, each on substantially the terms described below. The individual employment agreements provide for an initial annual base salary of $350,000 for Messrs. Perlman and Price, $250,000 for Dr. Davis, $175,000 for Mr. Cochran, and $180,000 for Mr. Roberts. The agreements also provide for a severance payment for each executive equal to three times his then current annual base salary rate for Messrs. Perlman, Price, Davis and Cochran and one times his then current base salary rate for Mr. Roberts upon the termination of the executive's employment by PracticeWorks without cause or by the executive for good reason or in the event of a change in control. The employment agreements entitle the executives to participate in our employee benefit programs and provide for other customary benefits and participation in compensation programs as the Compensation Committee of the Board may create for that purpose. In addition, each employment agreement with Messrs. Perlman, Price, Davis and Cochran provides for periodic grants of options as recommended by the Compensation Committee.

        Each employment agreement with Messrs. Perlman, Price, Davis and Cochran provides for 100% vesting of all outstanding stock options upon a change in control. The employment agreements also provide for an additional, tax gross up payment to be made by PracticeWorks to the executive in the event that, upon a change in the control, any payments made to the executive that are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreements prohibit the executive from engaging in certain activities which compete with PracticeWorks, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information

2000 Stock Option Plan

        PracticeWorks adopted an amended and restated stock option plan, effective December 1, 2000, pursuant to which 8.0 million shares of common stock are reserved for issuance. The plan was approved by the Company's stockholder. As of June 20, 2002, stock options for 4.6 million shares were outstanding under that plan. The Compensation Committee of our Board of Directors administers the plan, except that the Chief Executive Officer and the Chairman of the Board, or either of them, are authorized to administer the plan with respect to the routine grant of a limited number of stock options to employees. The Compensation Committee may grant incentive stock options and nonqualified stock options to purchase shares of common stock and stock appreciation rights, and it may make stock grants to PracticeWorks' directors and employees. Each such stock option, stock appreciation right and stock grant is subject to the terms and conditions that the Compensation Committee deems appropriate. The option price for each stock option granted will be the fair market value of common stock on the date of the grant provided, however, if the option is an incentive stock option and the employee is the holder of more than ten percent of our issued and outstanding stock, the option price will be no less than 110% of the fair market value of common stock on the date of the grant. Upon a sale, merger or a change in control of PracticeWorks, all stock options, stock appreciation rights and stock grants shall be fully vested. The stock option plan permits PracticeWorks to loan money to or guarantee loans made by a third party to finance all or a part of the exercise of a stock option or the purchase of common stock subject to a stock grant. PracticeWorks' Board of Directors can amend or terminate the stock option plan at any time.

        The following table sets forth as of December 31, 2001, information about our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	3,722,442	$9.67	4,277,558
Equity compensation plans not approved by security holders	0	—	0
Total	3,722,442	$9.67	4,277,558

PERFORMANCE GRAPH

        The graph below compares the cumulative total return on PracticeWorks' common stock with The Nasdaq National Market index (U.S. companies) and Russell 2000 index for the period from March 5, 2001 to December 31, 2001. The comparison assumes that $100 was invested on March 5, 2001, the effective date of PracticeWorks' spin-off, in PracticeWorks' common stock and in each of the comparison indices, and assumes reinvestment of dividends, where applicable. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common stock.

	3/5/2001	3/31/2001	6/30/2001	9/30/2001	12/31/2001
PRW	$100.00	$73.71	$94.86	$68.57	$113.94
Russell 2000	$100.00	$94.69	$107.75	$85.09	$102.67
NASDAQ National Market	$100.00	$85.88	$100.82	$69.94	$91.02

PROPOSAL TWO—SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected Ernst & Young to be our independent auditors for the fiscal year ending December 31, 2002, and proposes that the stockholders ratify this selection at the annual meeting. Ratification of the selection of Ernst & Young requires the approval of a plurality of the shares voting on the proposal. Abstentions and broker non-votes will not be counted. If the selection of Ernst & Young is rejected by the stockholders, then the Audit Committee will re-evaluate its selection.

        The Company's independent auditors for 2001 was the firm of BDO Seidman. Representatives of BDO Seidman are not expected to attend the meeting, but representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The appointment of Ernst & Young as independent auditors for 2002 was approved by the Board based on the recommendation of the Audit Committee. The Audit Committee carefully considered that firm's qualifications as auditors for the Company as well as the desirability and appropriateness of not continuing to use its former auditing firm.

  The Board unanimously recommends a vote FOR this proposal.

REPORT OF THE AUDIT COMMITTEE

        In 2001, the Audit Committee of the Company's Board of Directors consisted of three members, Messrs. Welsh, Shutzer and Jellison. The members of the Audit Committee each are independent, as defined by the rules of The American Stock Exchange. In October 2001, the Board of Directors adopted the written charter for the Audit Committee.

        The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company's management and independent auditors. As appropriate, the Audit Committee reviewed and evaluated, and discussed with the Company's management, internal accounting and financial personnel and the independent auditors, the following:

  —
  the plan for, and the independent auditors' report on, the audit of the Company's financial statements;

  —
  the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to the Company's stockholders;

  —
  management's selection, application and disclosure of critical accounting policies;

  —
  changes in the Company's accounting practices, principles, controls or methodologies;

  —
  significant developments or changes in accounting rules applicable to the Company; and

  —
  the adequacy of the Company's internal controls and accounting and financial personnel.

        The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with BDO Seidman, LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following, if applicable:

  —
  methods to account for significant unusual transactions;

  —
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  —
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  —
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are described in "Independent Accountant Fees and Other Matters" below is compatible with maintaining such auditors' independence.

        In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. The Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for the Company's financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

By the Audit Committee:
Raymond H. Welsh William A. Shutzer William R. Jellison

INDEPENDENT ACCOUNTANT FEES

        Audit Fees.    For the fiscal year ended December 31, 2001, BDO Seidman, LLP billed the Company an aggregate of approximately $211,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

        Financial Information Systems Design and Implementation Fees.    BDO Seidman, LLP did not render any professional services to the Company or its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network.

        All Other Fees.    BDO Seidman, LLP billed the Company an aggregate of approximately $213,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001. A substantial portion of these fees were for services traditionally provided by auditors, including work performed in connection with registration statements and tax and other financial consulting services. The Audit Committee has considered and determined that the provision of the services described above is compatible with maintaining the principal accountant's independence.

INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS

        On April 4, 2002, PracticeWorks notified its independent auditors, BDO Seidman, LLP, that it would not renew their engagement and that PracticeWorks was appointing Ernst & Young LLP as its new independent auditors. The decision not to renew the engagement of BDO Seidman and to retain Ernst & Young was approved by PracticeWorks' Audit Committee. Ernst & Young's appointment was effective April 10, 2002. BDO Seidman's report on PracticeWorks 2001 consolidated financial statements dated February 5, 2002 (except for Note 15, which is as of March 15, 2002), was issued in conjunction with the filing of PracticeWorks' Annual Report on Form 10-K for the year ended December 31, 2001.

        During PracticeWorks' two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 4, 2002, there were no disagreements between PracticeWorks and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to BDO Seidman's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within PracticeWorks' two most recent fiscal years and the subsequent interim period through April 4, 2002.

        The audit reports of BDO Seidman on the consolidated financial statements of PracticeWorks and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During PracticeWorks' two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 4, 2002, PracticeWorks did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

OTHER MATTERS

        The Board of Directors of the Company knows of no other matters which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

PROXIES

        Proxies are solicited on behalf of the Company, and the cost of this solicitation will be borne by the Company. Directors, officers and other employees of the Company may, without compensation other than reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company may reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in assisting in the distribution of the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

        Once given, you may later revoke your proxy prior to the vote at the meeting by (1) delivering a written instrument revoking the proxy to our Secretary, (2) delivering another proxy with a later date to our Secretary, or (3) voting in person. Attendance at the annual meeting will not constitute a revocation of a proxy absence compliance with one of the foregoing three methods of revocation.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        For a stockholder's proposal to be included in our Proxy Statement and form of proxy for the 2003 annual meeting of stockholders, the proposal must be submitted in writing to Sue Griffin, Vice President of Corporate Communications, PracticeWorks, Inc., 1765 The Exchange, Suite 200, Atlanta, Georgia 30339, by no later than February 27, 2003.

        In accordance with PracticeWorks' By-Laws, stockholders who do not submit a proposal for inclusion in the Proxy Statement, as described in the previous paragraph, but who intend to present a proposal, nomination for director or other business for consideration at the 2003 annual meeting, are required to notify the Company of their proposal, nomination or other business no earlier than March 27, 2003, and no later than April 26, 2003, or it will not be eligible for consideration. PracticeWorks' By-Laws contain detailed requirements that the stockholder's notice must satisfy. The persons named as proxies in the form of proxy for the 2003 annual meeting will use their discretion in voting the proxies on any such matters which are in any event permitted to be raised at the 2003 annual meeting for which the proposing stockholder has not given the notice required above. Any stockholder notice and any request for a copy of PracticeWorks' By-Laws should be in writing and addressed to Secretary, in care of Sue Griffin, Vice President of Corporate Communications, 1765 The Exchange, Atlanta, Georgia 30339.

APPENDIX A

PRACTICEWORKS, INC.
AUDIT COMMITTEE CHARTER

Purpose

        The Audit Committee ("Committee") is to assist the Board of Directors ("Board") of PracticeWorks, Inc. ("Company") in fulfilling its oversight responsibilities related to financial statements and financial reporting processes, systems of internal accounting and financial controls, annual independent audit of the financial statements and legal compliance and business ethics. It shall be the policy of the Committee to maintain free and open communication between the Board, the independent auditors and the management of the Company.

        The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more knowledge and more detailed information about the Company than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

Organization

        Members—The Committee shall be appointed by the Board and shall consist of at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if, in the opinion of the Board, they have no relationship that may interfere with the exercise of their independent judgment. All Committee members shall be financially literate and at least one member shall have accounting or related financial management expertise. A chairman shall be selected from among the member to represent the Committee as provided in this charter and to preside over meetings.

        Meetings—The Committee shall meet on a regular basis and shall call special meetings, as circumstances require. The Committee shall meet privately from time to time with representatives of the Company's independent auditors and management. Written minutes should be kept for all meetings.

Functions

        The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

        The following shall be the principal recurring functions of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate. In carrying out its responsibilities, the audit committee will:

        Independent Auditors—Recommend to the Board, annually, the independent auditors to be selected to audit the Company's financial statements. Instruct the independent auditors as to their ultimate accountability and responsibility to the Board. Receive from and discuss with the independent auditors the formal written report required by Independence Standards Board Standard No. 1 regarding

A-1

independence, including the delineation of all relationships between the independent auditors and the Company to ensure objectivity. Review with the independent auditors the scope of any information technology services or other non-audit services provided to the Company by the independent auditors and consider whether the provision of such non-audit services is compatible with maintaining such independent auditors' independence.

        Audit Plans and Results—Review the plans, scope, fees and results of the annual audit with the independent auditors and financial management of the Company. Inquire of management and the independent auditors as to any significant financial reporting issues that may have arisen and their resolution. Provide opportunity for the independent auditors to meet with the members of the Committee without members of management present. Discuss significant issues, if any, presented by recommendations from the independent auditors for the improvement of the Company's internal control procedures. Review the range and cost of non-audit services performed by the independent auditors.

        Financial Reporting Process—Review with appropriate representatives of management and the independent auditors the financial information contained in the Company's Quarterly Reports on Form 10-Q prior to filing, the Company's earnings announcements prior to release, and the results of the independent auditors' review of Interim Financial Information pursuant to Statement of Accounting Standards Statement No. 71. The chairman of the Committee may represent the entire Committee, either in person or by telephone conference call, for purposes of this review. Review with appropriate representatives of management and the independent auditors, at the completion of the annual audit, the Company's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year prior to its filing.

        Audit Committee Report—Prepare and review the Audit Committee Report in accordance with federal securities laws for inclusion in any annual stockholders' meeting proxy statement.

        Accounting Principles and Disclosures—Review with the independent auditors and the Company's financial management, the quality and acceptability of the application of the Company's accounting polices to the Company's financial reporting. Review significant developments in accounting standards and any changes in the Company's accounting policies or financial statement presentation that may result.

        Internal Control Systems—Review with the independent auditors and the Company's financial management, the adequacy and effectiveness of the accounting and financial controls of the Company. Receive reports on any internal audit projects, if applicable, including management responses. Special presentations may be requested of Company personnel responsible for such areas as legal, human resources, information technology, risk management, tax compliance and others as considered appropriate.

        Other—Review the activities, organizational structure and qualifications of accounting and financial human resources within the Company. Review the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts. Review with the Company's counsel any legal matter that could have a significant impact on the Company's financial statements.

A-2

PRACTICEWORKS, INC.
ATLANTA, GEORGIA
PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS, JULY 25, 2002
Solicited On Behalf of the Board of Directors

        The undersigned hereby constitutes and appoints James K. Price and James A. Cochran, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the annual meeting of stockholders of PracticeWorks, Inc. to be held on the 25th day of July 2002 and at any postponements or adjournments thereof, and to vote all of the shares of PracticeWorks, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

        This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named herein intend to vote FOR each proposal listed on the reverse side hereof.

        A majority of said attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters as may properly come before the meeting.

(Continued and to be marked, signed and dated on the reverse side)
 ............................................................................................................................................................................

This space intentionally left blank

The Board of Directors recommends a vote FOR proposals 1 and 2.

(1) ELECTION OF DIRECTORS: Class I Directors: James C. Davis, D.M.D. and William R. Jellison,; Class II Directors: James K. Price and Raymond H. Welsh
☐ FOR all nominees listed above (except as marked to the contrary at right.)	☐ WITHHOLD AUTHORITY to vote for the nominees listed above.	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
(2) Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002.
☐ FOR	☐ AGAINST	☐ ABSTAIN
(3) In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 27, 2002 is hereby acknowledged.
Signature
Signature
Dated:
Please sign exactly as your name or names appear hereon, including any official position or representative capacity.

............................................................................................................................................................................

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QuickLinks

PRACTICEWORKS, INC. 2002 ANNUAL MEETING OF STOCKHOLDERS NOTICE OF ANNUAL MEETING
PRACTICEWORKS, INC. 2002 ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT
PRACTICEWORKS, INC. 2002 ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT
PROPOSAL ONE—ELECTION OF DIRECTORS
DIRECTORS CONTINUING IN OFFICE
GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
INDIVIDUAL GRANTS
PERFORMANCE GRAPH
PROPOSAL TWO—SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT ACCOUNTANT FEES
INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS
OTHER MATTERS
PROXIES
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
PRACTICEWORKS, INC. AUDIT COMMITTEE CHARTER
PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS, JULY 25, 2002